EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 285918) of Maynard Oil Company of our report dated June 8, 1995, which appears in the Current Report on Form 8-K of Maynard Oil Company dated June 12, 1995.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Dallas, Texas
June 12, 1995